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                                                                    EXHIBIT 23.2

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[PricewaterhouseCoopers Letterhead]
                                                             PRICEWATERHOUSECOOPERS LLP
                                                             600 Lee Road
                                                             Suite 200
                                                             Wayne PA 19087
                                                             Telephone (610) 993 3800
                                                             Facsimile Fax (610) 993
                                                             3900
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                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

     Pursuant to the Letter Agreement dated January 1, 1998 between Metropolitan Life Insurance Company and PricewaterhouseCoopers LLP, we consent to the use in this Registration Statement of Mr. Beck's opinion letter as Annex A to the Prospectus and to the references made to Mr. Beck, to such letter and to PricewaterhouseCoopers LLP, under the following captions in the Prospectus: "The Demutualization -- Payment of Consideration to Eligible Policyholders," "The Demutualization -- Closed Block Assets and Liabilities" and "Experts", copies of which have been provided to us for our review.

PricewaterhouseCoopers LLP

By:       /s/ KENNETH M. BECK
    -----------------------------------
    Kenneth M. Beck, Partner

    Wayne, Pennsylvania

    March 29, 2000